UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 7, 2009

Vectren Corporation (Exact Name of Registrant as Specified in Its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-15467	Vectren Corporation (An Indiana Corporation) One Vectren Square Evansville, Indiana 47708 (812) 491-4000	35-2086905

1-16739	Vectren Utility Holdings, Inc. (An Indiana Corporation) One Vectren Square Evansville, Indiana 47708 (812) 491-4000	35-2104850

Former Name or Former Address, If Changed Since Last Report : N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant; Item 8.01 Other Events.

On April 7, 2009, Vectren Utility Holdings, Inc. ("VUHI"), a wholly-owned subsidiary of Vectren Corporation, entered into a private placement Note Purchase Agreement (the "2009 VUHI Note Purchase Agreement") pursuant to which institutional investors purchased $100,000,000 6.28% Senior Guaranteed  Notes,  due April 7, 2020. These Senior Guaranteed Notes are unconditionally guaranteed by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc., wholly-owned subsidiaries of VUHI.  The proceeds received from the issuance of the Notes will be used to reduce short-term debt outstanding and for other corporate purposes.

VUHI refers to the attached exhibits for the affirmative and negative covenants relating to the 2009 VUHI financing.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are included in this Current Report on Form 8-K:

4.5
Note Purchase Agreement, dated April 7, 2009, among Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc. and the purchasers named therein.

99.1	Press Release dated April 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 7, 2009	VECTREN CORPORATION

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick Vice President, Controller, and Assistant Treasurer

Date: April 7, 2009	VECTREN UTILITY HOLDINGS, INC.

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick Vice President, Controller, and Assistant Treasurer